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                                                                 EXHIBIT (a)(17)

                        [TEMPLE-INLAND INC. LETTERHEAD]


                                January 8, 2002

VIA TELECOPIER: (847) 405-5628


Mr. Daniel P. Casey
Gaylord Container Corporation
500 Lake Cook Road
Suite 400
Deerfield, IL 60015

Dear Dan:

     In accordance with Section 11.5 of the Agreement and Plan of Merger by and among Temple-Inland Inc. ("Parent"), Temple-Inland Acquisition Corporation and Gaylord Container Corporation (the "Company") dated as of September 27, 2001, as amended by Amendment No. 1 thereto dated November 30, 2001 (the "Merger Agreement"), we are providing you notice that Parent is hereby terminating the Merger Agreement pursuant to Section 10.1(b)(i) because the Offer (as defined in the Merger Agreement) expired without any Shares (as defined in the Merger Agreement) being purchased.


                                                  Sincerely,

                                                  /s/ M. RICHARD WARNER
                                                  ---------------------
                                                  M. Richard Warner
                                                  Vice President and
                                                  Chief Administrative Officer



cc: Kirkland & Ellis
    200 East Randolph Drive
    Chicago, IL 60601
    Attention: William S. Kirsch, P.C.
               John A. Schoenfeld
    Fax: (312) 861-2200